Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87102) pertaining to Stratos International, Inc. of our report dated October 25, 2005 relating to the financial statements and supplemental schedule of Stratos International, Inc. 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended April 30, 2005.
/s/ BDO Seidman, LLP
Chicago, Illinois
October 28, 2005

Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Administration Committee
Stratos International, Inc. 401 (k) Savings Plan
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87102) pertaining to the Stratos International, Inc. 401 (k) Savings Plan, of our report dated September 30, 2004, with respect to the financial statements of Stratos International, Inc. 401 (k) Savings Plan included in this Annual Report (Form11-K) for the year ended May 1, 2004.
/s/ Ernst & Young LLP
Chicago, Illinois
October 26, 2005